[TEMPLE-INLAND INC. LOGO]             J. Bradley Johnston
                                        General Counsel
                                  1300 MoPac Expressway South
                                      Austin, Texas 78746
                                     Phone: (512) 434-8053
                                   Telecopier: (512) 434-8051
                             e-mail:brad.johnston@templeinland.com


                          May 2, 2003

Temple-Inland Inc.
1300 MoPac Expressway South
Austin, Texas  78746

     Re:  Registration  Statement on Form  S-8  for  the  Temple-
          Inland Inc. 2003 Stock Incentive Plan

Gentlemen:

     I am General Counsel of Temple-Inland Inc., a Delaware corporation (the "Company"). This opinion is being furnished to you in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") relating to 2,600,000 shares (the "Shares") of the Common Stock, par value $1.00 per share, of the Company (the "Common Stock") issuable pursuant to the Temple-Inland Inc. 2003 Stock Incentive Plan (the "Plan"), as more fully described in the Registration Statement. As counsel for the Company, I have examined corporate proceedings taken by the Company, the Certificate of Incorporation, and Bylaws of the Company and its subsidiaries, and such other documents as I have deemed necessary and relevant as a basis for this opinion.

     I am admitted to practice law only in the States of Colorado and Texas, and I express no opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware and the laws of the United States of America.

     Based upon the foregoing, I am of the opinion that the Shares have been duly authorized by requisite corporate action by the Company, and when issued, delivered, and paid for in accordance with the terms and conditions of the Plan, will be validly issued, fully paid, and nonassessable.

     I hereby consent to the filing of this Opinion with the Commission as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   /s/ J. Bradley Johnston

                                   J. Bradley Johnston,
                                   General Counsel
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